Exhibit 99.1

Earnings News

Arotech Reports Fourth Quarter and Full Year 2016 results

Ann Arbor, Michigan – March 15, 2017 – Arotech Corporation (NasdaqGM: ARTX) today announced financial results for its fourth quarter and twelve months ended December 31, 2016.

Full-year 2016 Financial Highlights:
•	Total revenues of $93.0 million in 2016 compared to $96.6 million in 2015, below 2016 guidance
•
Net loss from continuing operations of $(1.5) million or $(0.06) per basic and diluted share versus a net loss from continuing operations of $(2.1) million or $(0.08) per basic and diluted share for the prior year

•	Adjusted EBITDA of $7.1 million compared to $6.0 million in 2015, in line with 2016 guidance
•	Adjusted EPS of $0.17 compared to $0.11 in 2015, slightly below 2016 guidance
•	Backlog of orders as of December 31, 2016 totaled approximately $55.4 million versus $63.0 million for the same time last year and $55.0 million from the prior quarter

Fourth Quarter 2016 Financial Highlights:
•	Total revenues of $21.5 million versus $27.4 million for the same time last year and $24.3 million from the prior quarter
•
Net loss from continuing operations of  $(2.0) million or $(0.08) per basic and diluted share versus net income from continuing operations of $0.7 million or $0.03 per basic and diluted share for the fourth quarter of 2015

•	Adjusted EPS of $0.01 versus $0.07 for the same time last year and $0.10 from the prior quarter (reconciliation to diluted EPS appears in tables below)
•
Adjusted EBITDA of $0.8 million compared to $2.6 million for the same time last year and $3.1 million from the prior quarter (reconciliation to diluted net income (loss) per share continuing operations appears in tables below)

U.S. $ in thousands, except per share data	Twelve months ended December 31,		Three months ended December 31,
	2016	2015	2016	2015
GAAP Measures
Revenue	$92,976	$96,574	$21,489	$27,414
Income (loss) from continuing operations	$(1,480)	$(2,051)	$(2,034)	$702
Diluted net income (loss) per share – continuing operations	$(0.06)	$(0.08)	$(0.08)	$0.03

Non-GAAP Measures
Adjusted EBITDA from continuing operations	$7,070	$6,035	$807	$2,576
Adjusted EPS from continuing operations	$0.17	$0.11	$0.01	$0.07

“Arotech concluded a transformative 2016 with further cost saving measures at both the corporate and division level,” commented acting CEO Dean Krutty.  “Our Board of Directors helped drive the reduction in our cost structure with the recently negotiated separation agreement of our former CEO, which followed our previously announced decision to discontinue our Flow Battery business. We will continue to pursue streamlining our operations and our corporate cost structure in line with our commitment to bring better returns to shareholders.”

“At the same time, it should be noted that we have accelerated our investment in the fourth quarter into one of our most promising business areas, the hybrid power segment of our UEC subsidiary in South Carolina. The promise of this equipment as a solution for Department of Defense initiatives to reduce fuel dependence for forward deployed soldiers and marines motivates us to remain the industry leader in hybrid power technologies.”

“At the same time, it should be noted that we have accelerated our investment in the fourth quarter into one of our most promising business areas, the hybrid power segment of our UEC subsidiary in South Carolina. The promise of this equipment as a solution for Department of Defense initiatives to reduce fuel dependence for forward deployed soldiers and marines motivates us to remain the industry leader in hybrid power technologies. We believe that this investment and others, will lead to substantially improved results for this unit beginning in 2018.”

“In the fourth quarter, a continued difficulty maintaining the revenue stream of our vehicle simulation group within our Simulation Division, combined with an unexpected delay in battery deliveries from our new battery plant in Israel, led to disappointing revenues for the company. We expect both of these issues to improve in 2017, as our Power Division in Israel works off a strong backlog, and our Simulation group concludes its negotiations with the Army for a long anticipated five year extension to our previous work on the Army’s Virtual Clearance Training Suites (VCTS) with an expected award date at the end of Q1 2017.”

Arotech expects to achieve improved results from continuing operations in 2017, and provides revenue guidance of $93 million to $103 million; Adjusted EBITDA guidance of $7.5 million to $8.5 million; and Adjusted EPS guidance of $0.20 to $0.24.

Fourth Quarter Financial Summary

Revenues for the fourth quarter were $21.5 million, compared to $27.4 million for the comparable period in 2015. The year-over-year decrease was driven primarily by delays in receiving and executing new orders in the Simulation Division military vehicle arena.

Gross profit for the fourth quarter was $5.6 million, or 26.0% of revenues, compared to $8.0 million, or 29.0% of revenues, for the prior year period.

Operating expenses were $7.3 million in the fourth quarter of 2016 compared to $6.8 million in the year ago quarter.   Fourth quarter 2016 expenses included $1.0 million in negotiated early separation costs with our former CEO.

Operating loss for the fourth quarter of 2016 was $(1.7) million, compared to an operating income of $1.2 million for the corresponding period in 2015.

The Company’s net loss from continuing operations for the fourth quarter was $(2.0) million, or $(0.08) per basic and diluted share, compared to a net income from continuing operations of $702,000, or $0.03 per basic and diluted share, for the corresponding period last year.

Adjusted Earnings per Share (Adjusted EPS) for the quarter was $0.01 compared to $0.07 for the corresponding period in 2015.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the fourth quarter was approximately $807,000 compared to $2.6 million for the corresponding period of 2015.

Arotech believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, as reflected in the tables below.

2016 Full-Year Financial Summary

Revenues for the full-year 2016 were $93.0 million, compared to $96.6 million for full-year 2015. The year-over-year decrease was driven, in large part, by the delay in receipt and execution of new orders in the Simulation Division.

Gross profit for the year was $28.2 million, or 30.3% of revenues, compared to $28.1 million, or 29.1% of revenues, for the prior year.  The improvement in gross profit was due to the favorable product mix delivered by our Simulation Division.

Operating expenses were $27.9 million or 30.0% of revenues compared to $27.8 million or 28.8% of revenues in 2015.

The operating income for the full-year 2016 was $214,000, compared to operating income of $286,000 for the full-year 2015.

The Company’s net loss from continuing operations for 2016 was $(1.5) million, or $(0.06) per basic and diluted share, compared to $(2.1) million, or $(0.08) per basic and diluted share for the corresponding period last year.

Adjusted Earnings per Share (Adjusted EPS) for 2016 was $0.17 compared to $0.11 in 2015.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for 2016 was $7.1 million compared to $6.0 million for 2015.

Arotech believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, as reflected in the tables below.

Balance Sheet Metrics

As of December 31, 2016, the Company had $7.4 million in cash and cash equivalents, as compared to December 31, 2015, when the Company had $10.7 million in cash and cash equivalents.

As of December 31, 2016, the Company had total debt of $13.5 million, consisting of $3.0 million in short-term bank debt under its credit facility and $10.5 million in long-term loans. This is in comparison to December 31, 2015, when the Company had total debt of $20.3 million, consisting of $4.1 million in short-term debt and $16.2 million in long-term loans.

The Company also had $8.8 million in available, unused bank lines of credit with its primary bank as of December 31, 2016, under a $15.0 million revolving credit facility and a $10.0 million term loan and a $1.0 million mortgage that were secured by the assets of the Company and the Company’s U.S. subsidiaries.

The Company had a current ratio (current assets/current liabilities) of 2.0, compared with the December 31, 2015 current ratio of 1.9.

As of December 31, 2016, Arotech has net operating loss carryforwards for U.S. federal income tax purposes of $46.9 million, which are available to offset future taxable income, if any, expiring in 2021 through 2032. Utilization of U.S. net operating losses is subject to annual limitations due to provisions of the Internal Revenue Code of 1986 and similar state provisions. The Company accrued $837,000 in non-cash tax expenses in 2016, reflecting the uncertainty of the deductibility of intangible expenses for federal income tax purposes.

Conference Call

The Company will host a conference call tomorrow, Thursday, March 16, 2017 at 9:00 am Eastern Time, to review the Company’s financial results and business outlook.

To participate, please call one of the following telephone numbers. Please dial in at least 10 minutes before the start of the call:

US:  1-866-682-6100
 International: + 1-862-255-5401
Conference ID: AROTECH

The conference call will also be broadcast live as a listen-only webcast on the investor relations section of Arotech's website at http://www.arotech.com/.

The online webcast will be archived on the Arotech's website for at least 90 days and a telephonic playback of the conference call will also be available by calling 1-877-481-4010 within the U.S. and 1-919-882-2331 internationally.

The telephonic playback will be available beginning at 12:00 p.m. Eastern time on Thursday, March 16, 2017, and continue through 11:59 p.m. Eastern time on Thursday, March 23, 2017. The replay passcode: 10270.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers and advanced battery solutions, innovative energy management and power distribution technologies, and lithium batteries and chargers. Arotech operates two major business divisions: Training and Simulation, and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Michigan, South Carolina, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.

Investor Relations Contact:

Scott Schmidt
Scott.Schmidt@arotechusa.com
800-281-0356

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders (including as a result of budgetary cuts resulting from automatic sequestration under the Budget Control Act of 2011); and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

CONDENSED CONSOLIDATED BALANCE SHEET SUMMARY (UNAUDITED)
(U.S. Dollars)

	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,399,963	$10,698,405
Trade receivables	16,821,737	17,401,479
Unbilled receivables	10,981,577	12,132,484
Other accounts receivable and prepaid	2,156,896	1,007,358
Inventories	10,318,021	9,607,836
TOTAL CURRENT ASSETS	47,678,194	50,847,562
LONG TERM ASSETS:
Property and equipment, net	5,915,240	6,385,238
Other long term assets	3,233,900	5,394,158
Intangible assets, net	6,823,346	9,334,730
Goodwill	45,489,517	45,463,027
Discontinued operations	270,139	68,301
TOTAL LONG TERM ASSETS	61,732,142	66,645,454
TOTAL ASSETS	$109,410,336	$117,493,016

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$4,362,804	$5,914,042
Other accounts payable and accrued expenses	5,597,558	5,560,040
Current portion of long term debt	1,828,840	4,362,438
Short term bank credit	2,973,032	4,060,000
Current portion of severance	2,577,472	–
Deferred revenues	6,421,271	6,879,815
TOTAL CURRENT LIABILITIES	23,760,977	26,776,335
LONG TERM LIABILITIES:
Accrued Israeli statutory/contractual severance pay	3,891,710	7,497,685
Long term portion of debt	8,703,736	11,856,522
Other long-term liabilities	7,968,867	7,295,808
Discontinued operations	–	19,295
TOTAL LONG-TERM LIABILITIES	20,564,313	26,669,310
TOTAL LIABILITIES	44,325,290	53,445,645
STOCKHOLDERS’ EQUITY:
TOTAL STOCKHOLDERS’ EQUITY (NET)	65,085,046	64,047,371
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$109,410,336	$117,493,016

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
 (U.S. Dollars, except share data)
	Twelve months ended December 31,		Three months ended December 31,
	2016	2015	2016	2015
Revenues	$92,975,752	$96,573,947	$21,489,274	$27,413,566

Cost of revenues	64,825,416	68,456,322	15,892,245	19,450,946
Research and development expenses	2,722,965	3,075,362	355,001	378,239
Selling and marketing expenses	7,029,090	5,373,421	2,116,014	1,562,759
General and administrative expenses	15,308,461	16,339,027	4,158,821	4,068,532
Amortization of intangible assets	2,875,543	3,043,536	710,606	757,152
Total operating costs and expenses	92,761,475	96,287,668	23,232,687	26,217,628

Operating income (loss)	214,277	286,279	(1,743,413)	1,195,938

Other income (loss)	64,832	(24,181)	14,919	31,497
Financial expenses, net	(975,263)	(1,152,121)	(205,935)	(264,351)
Total other income	(910,431)	(1,176,302)	(191,016)	(232,854)
Income (loss) from continuing operations before income tax expense	(696,154)	(890,023)	(1,934,429)	963,084

Income tax expense	783,420	1,160,946	99,148	261,317
Income (loss) from continuing operations	(1,479,574)	(2,050,969)	(2,033,577)	701,767
Loss from discontinued operations, net of income tax	(1,368,682)	(894,057)	(6,895)	(303,175)
Net income (loss)	(2,848,256)	(2,945,026)	(2,040,472)	398,592

Other comprehensive income (loss), net of income tax
Foreign currency translation adjustment	54,925	14,634	(351,967)	120,653
Comprehensive income (loss)	$(2,793,331)	$(2,930,392)	$(2,392,439)	$519,245

Basic net income (loss) per share – continuing operations	$(0.06)	$(0.08)	$(0.08)	$0.03
Basic net loss per share – discontinued operations	$(0.05)	$(0.04)	$(0.00)	$(0.01)
Basic net income (loss) per share	$(0.11)	$(0.12)	$(0.08)	$0.02

Diluted net income (loss) per share – continuing operations	$(0.06)	$(0.08)	$(0.08)	$0.03
Diluted net loss per share – discontinued operations	$(0.05)	$(0.04)	$(0.00)	$(0.01)
Diluted net income (loss) per share	$(0.11)	$(0.12)	$(0.08)	$0.02
Weighted average number of shares used in computing basic net income/loss per share	25,494,097	23,687,733	25,742,404	23,687,733
Weighted average number of shares used in computing diluted net income/loss per share	25,494,097	23,687,733	25,742,404	24,655,668

Reconciliation of Non-GAAP Financial Measure – Continuing Operations
To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance. Reconciliation of the nearest GAAP measure to adjusted EBITDA follows:

	Twelve months ended December 31,		Three months ended December 31,
	2016	2015	2016	2015
Net income (loss) continuing operations (GAAP measure)	$(1,479,574)	$(2,050,969)	$(2,033,577)	$701,767
Add back:
Financial expense – including interest	910,431	1,176,302	191,016	232,854
Income tax expenses	783,420	1,160,946	99,148	261,317
Depreciation and amortization expense	4,664,584	4,895,518	1,177,051	1,233,097
Other adjustments*	2,190,656	1,748,542	1,373,418	146,901
Building sale	–	(895,450)	–	–
Total adjusted EBITDA	$7,069,517	$6,034,889	$807,056	$2,575,936

*Includes stock compensation expense, one-time transaction expenses and other non-cash expenses.

CALCULATION OF ADJUSTED EARNINGS PER SHARE
(U.S. $ in thousands, except per share data)

	Twelve months ended December 31,		Three months ended December 31,
	2016	2015	2016	2015

Revenue (GAAP measure)	$92,976	$96,574	$21,489	$27,414
Net income (loss) continuing operations (GAAP measure)	$(1,480)	$(2,051)	$(2,034)	$702
Adjustments:
Amortization	2,876	3,044	711	757
Stock compensation	878	622	92	147
Non-cash taxes	837	915	229	229
EFB Transition costs	–	1,126	–	–
Other nonrecurring expenses	1,313	–	1,281	–
Building sale	–	(895)	–	–
Net adjustments	$5,904	$4,812	$2,313	$1,133
Adjusted Net Income	$4,424	$2,761	$279	$1,835
Number of diluted shares	25,833	24,656	26,081	24,656
Adjusted EPS	$0.17	$0.11	$0.01	$0.07